AMENDMENT NO. 2 TO
                         PURCHASE AGREEMENT

        THIS AMENDMENT NO. 2, dated as of May 18, 2001 (this "Amendment"), to Purchase Agreement, dated as of July 7, 2000 (the "Purchase Agreement"), by and among Viskase Companies, Inc., a Delaware corporation ("Parent"), Viskase Corporation, a Pennsylvania corporation ("Viskase"), Viskase Holding Corporation, a Delaware corporation ("US Holdings"), Viskase Sales Corporation, a Delaware corporation ("Sales"), Viskase Europe Limited, a company organized under the laws of the United Kingdom ("Europe"), Viskase S.A., a company organized under the laws of France ("Viskase France"), Viskase Limited, a company organized under the laws of the United Kingdom ("UK"), Viskase Canada Inc., a company organized under the laws of Ontario ("Canada"), and Viskase Ireland Limited, a company organized under the laws of Ireland ("Ireland") (Parent, Viskase, US Holdings, Sales, Europe, Viskase France, UK, Canada and Ireland are each referred to herein individually as "Seller" and collectively as "Sellers"), and Bemis Company, Inc., a Missouri corporation ("Buyer").

                              W I T N E S E T H:

        WHEREAS, Buyer and Sellers have previously entered into the Purchase Agreement; and

        WHEREAS, in order to set forth certain mutual agreements with respect to the Purchase Agreement and to resolve certain disagreements with respect to the definitive Valuation Date Statement, the parties desire to enter into this Amendment.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                     ARTICLE I

                                    DEFINITIONS
        1.1. Definitions. In this Amendment, unless the context shall otherwise require, a term defined in the Purchase Agreement has the same meaning when used in this Amendment and a term defined anywhere in this Amendment has the same meaning throughout.

        1.2. Interpretation. Each definition in this Amendment includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute or regulation means such statute or regulation as amended at the time and include any successor legislation or regulations. The heading to the Articles and Sections are for convenience of reference and shall not affect the meaning or interpretation of this Amendment. Except as otherwise stated, reference to Articles, Sections and Schedules mean the Articles, Sections and Schedules of this Amendment.

                                      ARTICLE II

                                   EMPLOYEE MATTERS

        2.1. Workers' Compensation. (a) The following provisions shall be added to the end of Section 8.3(i) of the Purchase Agreement:

     Sellers will remain responsible for all workers' compensation claims made by Affected Employees based on an injury occurring prior to the Closing Date, provided that (i) a written record of such injury existed in the employee's files prior to May 14, 2001 or the employee filed a claim regarding such injury with an appropriate Governmental Body prior to May 14, 2001, (ii) no aggravation of the injury has occurred on or after the Closing
     Date and (iii) the claim is approved on or prior to December 31, 2001. Except as provided in the preceding sentence, Buyer will be responsible for all workers' compensation claims made by Affected Employees. It is understood that Sellers will remain responsible for all workers' compensation claims made by employees of the Business (other than Affected Employees) based on an injury occurring prior to the Closing Date.

              (b) The parties agree that, as a result of Section 2.1(a) of this Amendment, (i) the original accrual of $179,599 by Parent in its letter dated November 9, 2000, (ii) the revised accrual of $259,000 by Buyer in its letter dated January 5, 2001 and (iii) the additional accrual of $364,000 by Buyer in its letter dated January 5, 2001 are not necessary and will be eliminated in determining the definitive Valuation Date Statement pursuant to
Section 3.2 of the Purchase Agreement. The parties hereby further agree that the definitive Valuation Date Statement will not include any liability, reserve or accrual for workers' compensation claims.

        2.2. Employee Claims in Brazil. (a) Schedule 2.3(d) to the Purchase Agreement shall be deleted in its entirety and replaced by Schedule 2.3(d) to this Amendment.

              (b) Schedule 2.4 to the Purchase Agreement shall be amended by adding the claims and proceedings listed in Schedule 2.4 to this Amendment.

              (c)  The parties agree that, as a result of Sections 2.2(a) and
(b) of this Amendment, the accrual of $757,000 by Buyer in its letter dated January 5, 2001 is not necessary and will be eliminated in determining the definitive Valuation Date Statement pursuant to Section 3.2 of the Purchase Agreement. Buyer further agrees that the definitive Valuation Date Statement will not include any liability, reserve or accrual related to claims and/or lawsuits by employees in Brazil.

                                     ARTICLE III
                              MISCELLANEOUS PROVISIONS

        3.1. Counterparts. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

        3.2. Entire Agreement. With respect to the subject matter hereof, this Amendment shall supersede anything to the contrary contained in the Purchase Agreement.

        3.3. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

        3.4. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois (without regard to the conflicts of law provisions thereof), except to the extent that the application of substantive laws of the United States or another jurisdiction is mandatory.

        3.5. Waiver. Any term or provision of this Amendment may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Amendment if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Amendment shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Amendment or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Amendment shall be held to constitute a waiver of any other or subsequent breach.

        IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first above written.

                                            VISKASE COMPANIES, INC.

                                            By:    /s/ Gordon S. Donovan
                                                   -------------------------
                                            Name:  Gordon S. Donovan
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                            VISKASE CORPORATION

                                            By:    /s/ Gordon S. Donovan
                                                   -------------------------
                                            Name:  Gordon S. Donovan
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                            VISKASE HOLDING CORPORATION

                                            By:    /s/ Gordon S. Donovan
                                                   -------------------------
                                            Name:  Gordon S. Donovan
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                            VISKASE SALES CORPORATION

                                            By:    /s/ Gordon S. Donovan
                                                   -------------------------
                                            Name:  Gordon S. Donovan
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                            VISKASE EUROPE LIMITED

                                            By:    /s/ Gordon S. Donovan
                                                   -------------------------
                                            Name:  Gordon S. Donovan
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                            VISKASE S.A.

                                            By:    /s/ Gordon S. Donovan
                                                   -------------------------
                                            Name:  Gordon S. Donovan
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                            VISKASE LIMITED

                                            By:    /s/ Gordon S. Donovan
                                                   -------------------------
                                            Name:  Gordon S. Donovan
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                            VISKASE CANADA INC.

                                            By:    /s/ Gordon S. Donovan
                                                   -------------------------
                                            Name:  Gordon S. Donovan
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                            VISKASE IRELAND LIMITED

                                            By:    /s/ Gordon S. Donovan
                                                   -------------------------
                                            Name:  Gordon S. Donovan
                                                   -------------------------
                                            Title: Vice President
                                                   -------------------------

                                            BEMIS COMPANY, INC.

                                            By:    /s/
                                                   -------------------------
                                            Name:
                                                   -------------------------
                                            Title:
                                                   -------------------------

                                     Schedule 2.3(d)

                                  Litigation and Claims
                                  ---------------------

* United States Department of Labor Investigation regarding Jackie Murphy, a former employee at the Pauls Valley, Oklahoma plant, to the extent the Department of Labor requires the reinstatement of employment of Jackie Murphy at the Pauls Valley, Oklahoma facility.

* In accordance with the Licensed Patents License Agreement, Buyer will assume defense of, and be responsible for, certain liabilities with respect to the Pechiney Plastic Packaging, Inc. and Pechiney Emballage Flexible Europe v. Viskase Companies, Inc. and Viskase Corporation, No. 0-C-0280 (the "Newsome Litigation").

                                Schedule 2.4

                            Excluded Liabilities
                            --------------------

                         ADDITION TO SCHEDULE 2.4:

The claims outstanding relating to the Brazilian operations described in the attached summary.